Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2015.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Brittany Schmelz	Andrea Simpson
Investor Relations Coordinator	Director, Marketing
301/998-8265	617/684-1511
bschmelz@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2014 OPERATING RESULTS

ROCKVILLE, Md. (February 10, 2015) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2014.

Financial Results
Federal Realty generated funds from operations available for common shareholders (FFO) of $77.7 million, or $1.13 per diluted share for fourth quarter 2014, which was negatively impacted by a charge for early extinguishment of debt. Without the charges for early extinguishment of debt in 2014 and 2013, FFO would have been $88.2 million or $1.28 per diluted share; this compares to $78.2 million, or $1.18 per diluted share, in fourth quarter 2013. For the year ending December 31, 2014, Federal Realty reported FFO of $327.6 million, or $4.79 per diluted share, which includes the early extinguishment of debt. Excluding the early extinguishment of debt charges in both years, FFO would have been $338.1 million, or $4.94 per diluted share in 2014, compared to $303.2 million, or $4.61 per diluted share in 2013.

Net income available for common shareholders was $35.0 million and earnings per diluted share was $0.51 for fourth quarter 2014 versus $28.3 million and $0.42, respectively, for fourth quarter 2013. For the year ending December 31, 2014, Federal Realty reported net income available for common shareholders of $164.0 million and earnings per diluted share of $2.41. This compares to net income available for shareholders of $162.1 million and earnings per diluted share of $2.46 for the year ending December 31, 2013.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release in addition to Form 8-K that was filed.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2014 OPERATING RESULTS
February 10, 2015

Portfolio Results
Same-center property operating income in 2014 increased 4.1% including redevelopments and expansions, and 3.3% excluding redevelopments and expansions compared to 2013. On a quarterly-basis, same-center property operating income in fourth quarter 2014 increased 4.5% including redevelopment and expansion properties, and 3.0% excluding redevelopment and expansion properties, compared to fourth quarter 2013.

The overall portfolio was 95.6% leased as of December 31, 2014, compared to 95.6% on September 30, 2014 and 95.8% on December 31, 2013. Federal Realty’s same-center portfolio was 95.8% leased on December 31, 2014, compared to 95.9% on September 30, 2014 and 95.8% on December 31, 2013.

During fourth quarter 2014, the Trust signed 83 leases for 343,896 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 306,860 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 20%. The average contractual rent on this comparable space for the first year of the new lease is $33.27 per square foot compared to the average contractual rent of $27.76 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 32% for fourth quarter 2014.

For all of 2014, Federal Realty signed 340 leases representing 1.5 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 16%, and 29% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $34.12 per square foot compared to the average cash-basis contractual rent of $29.34 per square foot for the last year of the prior lease. As of December 31, 2014, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $25.59 per square foot, as compared to $24.54 per square foot on December 31, 2013.

“Our bottom line results for the year represent yet another record for the Trust,” commented Donald C. Wood, President and Chief Executive Officer of Federal Realty Investment Trust. “Importantly, we achieved these results while continuing to execute our long term business plan through successfully delivering the initial phases of Pike & Rose and Assembly Row, executing and expanding our redevelopment pipeline, acquiring strategic assets such as San Antonio Center, and capitalizing our balance sheet for the long term. We are pleased with the value creation we are delivering today and how our balanced business plan enhances our prospects for continued growth and value creation.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2014 OPERATING RESULTS
February 10, 2015

Summary of Other Quarterly Activities and Recent Developments

•	November 14, 2014 - Federal Realty issued $250 million aggregate principal amount of 4.50% senior unsecured notes due December 1, 2044.

•
December 16, 2014 - In December 2014, Federal Realty redeemed its 5.65% senior unsecured notes due 2016 for an aggregate principal of $125 million and also repaid its $61 million mortgage loan on East Bay Bridge due 2016. The total prepayment premium incurred in the fourth quarter 2014 was $10.5 million.

•
January 12, 2015 - Federal Realty announced the acquisition of a controlling interest in a 376,000-square-foot shopping center in Mountain View, California, based on a total value of $62.2 million. San Antonio Shopping Center is located immediately southeast of the intersection of El Camino Real and San Antonio Road - two major and important thoroughfares serving the Bay Area’s affluent, tech and academic driven communities of Mountain View, Palo Alto and Los Altos. The acquisition was made using a combination of approximately 58,000 downREIT units, $27 million of cash ($18 million in one closing and $9 million in a second) and the assumption of $18.7 million of fixed rate debt secured by the property. Federal incurred approximately $1.5 million of transaction related costs associated with the acquisition.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.87 per share on its common shares, resulting in an indicated annual rate of $3.48 per share. The regular common dividend will be payable on April 15, 2015 to common shareholders of record on March 20, 2015.

Guidance
We have maintained our 2015 guidance for FFO per diluted share of $5.26 to $5.34, and earnings per diluted share of $2.86 to $2.94.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2014 earnings conference call, which is scheduled for February 11, 2015, at 11 a.m. Eastern Standard Time. To participate, please call (877) 445-3230 five to ten minutes prior to the call start time and use the passcode 50846004 (required). Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through February 18, 2015, by dialing (855) 859-2056 and using the passcode 50846004.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2014 OPERATING RESULTS
February 10, 2015

populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty’s 89 properties include over 2,600 tenants, in approximately 20.2 million square feet of retail space, and 1,500 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 47 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2015.

Federal Realty Investment Trust
Summarized Income Statements
December 31, 2014
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands, except per share data)

Revenue
Rental income	$171,634	$159,953	$666,322	$620,089
Other property income	3,411	2,508	14,758	12,169
Mortgage interest income	1,332	1,385	5,010	5,155
Total revenue	176,377	163,846	686,090	637,413
Expenses
Rental expenses	34,974	31,940	135,417	118,695
Real estate taxes	18,268	18,155	76,506	71,759
General and administrative	8,114	9,068	32,316	31,970
Depreciation and amortization	43,411	41,213	170,814	160,828
Total operating expenses	104,767	100,376	415,053	383,252
Operating income	71,610	63,470	271,037	254,161
Other interest income	49	268	94	433
Interest expense	(24,169)	(24,663)	(93,941)	(104,977)
Early extinguishment of debt	(10,545)	(9,905)	(10,545)	(13,304)
Income from real estate partnerships	334	433	1,243	1,498
Income from continuing operations	37,279	29,603	167,888	137,811
Discontinued operations
Discontinued operations - income	—	—	—	942
Discontinued operations - gain on sale of real estate	—	—	—	23,861
Results from discontinued operations	—	—	—	24,803
Income before gain on sale of real estate	37,279	29,603	167,888	162,614
Gain on sale of real estate	—	—	4,401	4,994
Net income	37,279	29,603	172,289	167,608
Net income attributable to noncontrolling interests	(2,117)	(1,147)	(7,754)	(4,927)
Net income attributable to the Trust	35,162	28,456	164,535	162,681
Dividends on preferred shares	(135)	(135)	(541)	(541)
Net income available for common shareholders	$35,027	$28,321	$163,994	$162,140

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.51	$0.43	$2.35	$2.01
Discontinued operations	—	—	—	0.38
Gain on sale of real estate	—	—	0.07	0.08
	$0.51	$0.43	$2.42	$2.47

Weighted average number of common shares, basic	67,997	65,965	67,322	65,331

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.51	$0.42	$2.34	$2.00
Discontinued operations	—	—	—	0.38
Gain on sale of real estate	—	—	0.07	0.08
	$0.51	$0.42	$2.41	$2.46

Weighted average number of common shares, diluted	68,179	66,113	67,492	65,483

Federal Realty Investment Trust
Summarized Balance Sheets
December 31, 2014
	December 31,
	2014	2013
	(in thousands)

ASSETS
Real estate, at cost
Operating (including $282,303 and $265,138 of consolidated variable interest entities, respectively)	$5,128,757	$4,618,258
Construction-in-progress	480,241	531,205
	5,608,998	5,149,463
Less accumulated depreciation and amortization (including $26,618 and $19,086 of consolidated variable interest entities, respectively)	(1,467,050)	(1,350,471)
Net real estate	4,141,948	3,798,992
Cash and cash equivalents	47,951	88,927
Accounts and notes receivable, net	93,291	84,838
Mortgage notes receivable, net	50,988	55,155
Investment in real estate partnerships	37,457	32,264
Prepaid expenses and other assets	175,235	159,118
TOTAL ASSETS	$4,546,870	$4,219,294

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $187,632 and $202,782 of consolidated variable interest entities, respectively)	$635,345	$660,127
Notes payable	290,519	300,822
Senior notes and debentures	1,483,813	1,360,913
Accounts payable and other liabilities	325,584	321,710
Total liabilities	2,735,261	2,643,572
Redeemable noncontrolling interests	119,053	104,425
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,594,404	1,438,163
Total shareholders' equity of the Trust	1,604,401	1,448,160
Noncontrolling interests	88,155	23,137
Total shareholders' equity	1,692,556	1,471,297
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,546,870	$4,219,294

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
December 31, 2014
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$37,279	$29,603	$172,289	$167,608
Net income attributable to noncontrolling interests	(2,117)	(1,147)	(7,754)	(4,927)
Gain on sale of real estate	—	—	(4,401)	(28,855)
Depreciation and amortization of real estate assets	38,493	37,143	152,505	144,873
Amortization of initial direct costs of leases	3,420	2,607	12,391	10,694
Depreciation of joint venture real estate assets	353	384	1,555	1,504
Funds from operations	77,428	68,590	326,585	290,897
Dividends on preferred shares	(135)	(135)	(541)	(541)
Income attributable to operating partnership units	798	223	3,027	888
Income attributable to unvested shares	(346)	(305)	(1,474)	(1,306)
FFO	77,745	68,373	327,597	289,938
Early extinguishment of debt, net of allocation to unvested shares	10,499	9,861	10,498	13,244
FFO excluding early extinguishment of debt	$88,244	$78,234	$338,095	$303,182
Weighted average number of common shares, diluted	69,096	66,399	68,410	65,778

FFO per diluted share	$1.13	$1.03	$4.79	$4.41

FFO excluding early extinguishment of debt, per diluted share	$1.28	$1.18	$4.94	$4.61

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$61,304	$81,258	$283,862	$281,228
Tenant improvements and incentives	6,895	6,910	28,471	27,660
Total non-maintenance capital expenditures	68,199	88,168	312,333	308,888
Maintenance capital expenditures	8,887	9,869	18,414	21,372
Total capital expenditures	$77,086	$98,037	$330,747	$330,260

Dividends and Payout Ratios
Regular common dividends declared	$59,684	$52,025	$224,190	$198,965

Dividend payout ratio as a percentage of FFO	77%	76%	68%	69%
Dividend payout ratio as a percentage of FFO excluding early extinguishment of debt	68%	66%	66%	66%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
December 31, 2014
	December 31,
	2014	2013
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	69,523	66,987
Market price per common share	$133.46	$101.41
Common equity market capitalization including operating partnership units	$9,278,540	$6,793,152

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,288,540	$6,803,152

Total debt (3)	2,409,677	2,321,862

Total market capitalization	$11,698,217	$9,125,014

Total debt to market capitalization	21%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts include 917,255 and 285,722 operating partnership units outstanding at December 31, 2014 and 2013, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $10.3 million and $17.1 million at December 31, 2014 and 2013, respectively, which is the Trust's 30% share of the total mortgages payable, of $34.4 million and $56.9 million at December 31, 2014 and 2013, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2014
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
Minimum rents
Retail and commercial (1)	$121,285	$113,430	$472,602	$448,058
Residential	10,105	7,377	36,099	28,902
Cost reimbursements	33,133	32,728	135,592	122,578
Percentage rents	3,638	3,323	10,169	9,359
Other	3,473	3,095	11,860	11,192
Total rental income	$171,634	$159,953	$666,322	$620,089

Notes:

1)
Minimum rents include $1.6 million and $1.7 million for the three months ended December 31, 2014 and 2013, respectively, and $5.1 million and $5.4 million for the year ended December 31, 2014 and 2013, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million and $0.8 million for the three months ended December 31, 2014 and 2013, respectively, and $2.4 million and $3.1 million for the year ended December 31, 2014 and 2013, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2014
	As of December 31, 2014
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (5)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Barracks Road	11/1/2015	7.95%	$35,985
Hauppauge	11/1/2015	7.95%	13,566
Lawrence Park	11/1/2015	7.95%	25,507
Wildwood	11/1/2015	7.95%	22,420
Wynnewood	11/1/2015	7.95%	25,994
Brick Plaza	11/1/2015	7.42%	26,415
Plaza El Segundo	8/5/2017	6.33%	175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	44,519
The Grove at Shrewsbury (West)	3/1/2018	6.38%	11,242
Rollingwood Apartments	5/1/2019	5.54%	22,130
29th Place	1/31/2021	5.91%	4,941
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	75,867
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	7,074
Subtotal			554,865
Net unamortized premium			8,833
Total mortgages payable			563,698		5.47%

Notes payable
Unsecured fixed rate
Term Loan (2)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	6,119
Unsecured variable rate
Escondido (Municipal bonds) (3)	10/1/2016	0.06%	9,400
Revolving Credit Facility (4)	4/21/2017	LIBOR + 0.90%	—
Total notes payable			290,519		2.96%	(6)

Senior notes and debentures
Unsecured fixed rate
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	250,000
Subtotal			1,494,200
Net unamortized discount			(10,387)
Total senior notes and debentures			1,483,813		4.46%

Capital lease obligations
Various	Various through 2106	Various	71,647		8.04%
Total debt and capital lease obligations			$2,409,677

Total fixed rate debt and capital lease obligations			$2,400,277	100%	4.63%
Total variable rate debt			9,400	<1%	1.28%	(6)
Total debt and capital lease obligations			$2,409,677	100%	4.62%	(6)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2014		2013		2014		2013
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (7)(8)	3.91	x	3.48	x	3.85	x	3.65	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (7)(8)	3.91	x	3.48	x	3.82	x	3.41	x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (7)	2.88	x	2.62	x	3.53	x	3.29	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (7)	2.88	x	2.62	x	3.50	x	3.08	x

Notes:

1)	Mortgages payable do not include our 30% share ($10.3 million) of the $34.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus the loan is included in fixed rate debt.

3)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

4)
The maximum amount drawn under our revolving credit facility was $79.5 million for the three months and year ended December 31, 2014, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.07% for the three months and year ended December 31, 2014.

5)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 6.

6)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on December 31, 2014. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 2. The term loan is included in fixed rate debt.

7)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, costs related to the early extinguishment of debt, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate of $4.4 million and $28.9 million for the year ended December 31, 2014 and 2013, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

8)
Fixed charges for the three months and year ended December 31, 2014 exclude the $10.5 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of our 5.65% senior notes and the prepayment premium paid as part of the early payoff of our East Bay Bridge mortgage loan. Fixed charges for the three months and year ended December 31, 2013 exclude the $9.9 million and $13.3 million, respectively, early extinguishment of debt charges related to the make-whole premiums paid as part of the early redemptions of our 5.40% and 5.95% senior notes, and the prepayment premium paid as part of the early payoff of our 7.50% mortgage loans.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2014
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2015	$7,988	$145,807		$153,795		6.4%	6.4%	8.0%
2016	4,210	9,400		13,610		0.6%	7.0%	1.3%
2017	4,191	416,732	(1)	420,923		17.5%	24.5%	5.4%	(4)
2018	3,361	285,502		288,863		12.0%	36.5%	2.9%
2019	3,166	20,160		23,326		1.0%	37.5%	5.7%
2020	3,168	150,000		153,168		6.3%	43.8%	6.0%
2021	3,091	3,625		6,716		0.3%	44.1%	6.1%
2022	1,216	366,323		367,539		15.2%	59.3%	3.5%
2023	1,276	330,010		331,286		13.7%	73.0%	3.9%
2024	1,052	300,000		301,052		12.5%	85.5%	4.2%
Thereafter	20,253	330,700		350,953		14.5%	100.0%	5.3%
Total	$52,972	$2,358,259		$2,411,231	(2)	100.0%
Notes:

1)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017, subject to a one-year extension at our option. As of December 31, 2014, there was no balance outstanding on our revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans and senior notes as of December 31, 2014.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2014

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)
Projects Stabilized in 2014
Santana Row - Lot 8B	San Jose, CA	Addition of a 5-story rental apartment building, which includes 212 residential units and associated parking	8%	$76	$76	Stabilized
Hollywood Blvd - Petersen Building	Hollywood, CA	Redevelop/retenant building including conversion of 2nd floor parking to retail space	20%	$8	$7	Stabilized
Ellisburg	Cherry Hill, NJ	Property repositioning through retenanting, including new grocer and façade renovation	18%	$4	$3	Stabilized
Barracks Road	Charlottesville, VA	11,800 square foot multi-tenant pad building	14%	$4	$4	Stabilized
Huntington Square	East Northport, NY	Infrastructure investment to create additional restaurant capacity	9%	$1	$1	Stabilized
Total Projects Stabilized in 2014 (3) (4)			9%	$93	$91

Active Redevelopment Projects
Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 225,500 square feet of office space, 1,500 square feet of retail space, and 670 parking spaces	7.5% - 8.5%	$110 - $120	$10	2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail, and 25,000 square feet of office space	8%	$80	$57	2015/2016
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$19	2014/2015
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$14	$2	2016
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building	7%	$14	$1	2016
Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$13	$11	2014/2015
Mercer Mall	Lawrenceville, NJ	Addition of 27,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site and anchor box	12%	$12	$8	2015
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	23%	$6	$5	2015
East Bay Bridge	Emeryville, CA	Reconfigure two existing spaces consisting of 48,000 square feet to accommodate two new tenants, add two new restaurant tenants, and courtyard renovations	10%	$4	$2	2015
Flourtown	Flourtown, PA	New 75,000 square foot grocer and new 38,000 square foot movie theater	15%	$3	$2	2015
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet and a drive up ATM	11%	$3	$0	2016
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	2015
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	8%	$2	$1	2015
Third Street Promenade	Santa Monica, CA	Building modified to convert second floor space to office to accommodate new first floor retail and second floor office tenants	25%	$1	$1	2015
Troy	Parsippany, NY	New 4,000 square foot pad building	18%	$1	$0	2015
Brick	Brick, NJ	New restaurant pad building	29%	$1	$0	2015
Finley Square	Downers Grove, IL	New 2,000 square foot pad building	17%	$1	$0	2015
Total Active Redevelopment projects (4)			9%	$288 - $298	$121
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose and Assembly Row
December 31, 2014

Property (1)	Location	Opportunity	Projected ROI (2)		Total Cost (3)	Costs to Date		Anticipated Stabilization	Expected Opening Timeframe	Anchor and other significant tenants
Pike & Rose - Phase I	North Bethesda, MD	Ground up mixed use development. Phase I consists of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	7% - 8%		$255 - $265	$217		2015/2016	•174 unit residential building now open •Grand Opening of Retail in Fall 2014 •Office and 319 unit residential building to deliver in 2015	iPic Theater, Sport & Health, Del Frisco's Grille, Summer House
Pike & Rose - Phase II	North Bethesda, MD	Ground up mixed use development. Phase II consists of approximately 185,000 square feet of retail, 264 residential units, and a 177 room hotel.	7% - 8%		$195 - $200	$20		2018/2019	Projected opening - 2017	Pinstripes, Canopy by Hilton
	North Bethesda, MD	104 for-sale condominium units	-	(4)	$50 - $53	$4
		Total Pike & Rose - Initial Phases	7% - 8%	(4)	$500 - $518	$241

Assembly Row - Phase I	Somerville, MA	Ground up mixed use development. Initial phase consists of 450 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 326,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%		$190 - $200	$189	(5)	2015/2016	•Opened •T Station opened September 2014 •Office to deliver in 2015	AMC Theatre, LEGOLAND Discovery Center, Saks Fifth Avenue Off 5th, Nike, Brooks Brothers, Legal on the Mystic, Earl's, Papagayo

		Total Assembly Row and Pike & Rose	7%	(4)	$690 - $718	$430

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.
(4)	Condos shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.
(5)	Costs to date include amounts to be reimbursed by third parties.

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2014

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Eastgate	Chapel Hill, NC	Mercer Mall	Lawrenceville, NJ
	Escondido	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD
	Flourtown	Flourtown, PA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Mercer Mall	Lawrenceville, NJ
	Barracks Road	Charlottesville, VA	Melville Mall	Huntington, NY
	Bethedsa Row	Bethesda, MD	Montrose Crossing	Rockville, MD
	Crossroads	Highland Park, IL	Third Street Promenade	Santa Monica, CA
	Darien	Darien, CT	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL	Towson land parcel	Towson, MD
	Leesburg Plaza	Leesburg, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA

(1)	Assembly Row	Remaining entitlements after Phase I include approximately 3.0 million square feet of commercial-use buildings, 1,393 residential units, and a 170 room hotel.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings, and 744 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 69,000 square feet of commercial space for retail and office; we are currently seeking additional entitlements.

Federal Realty Investment Trust
Significant Acquisitions and Disposition
December 31, 2014

2014 and 2015 Significant Acquisitions
Date	Property	City/State	GLA	Total Gross Value		Principal Tenants
			(in square feet)	(in millions)
January 1, 2014	The Grove at Shrewsbury/ Brook 35	Shrewsbury, NJ/ Sea Girt, NJ	286,000	$161.0	(1)	Anthropologie / Banana Republic / Brooks Brothers / Coach / Pottery Barn / Williams-Sonoma
January 2015	San Antonio Center	Mountain View, CA	376,000	$62.2	(2)	Walmart / Kohl's / Trader Joe's / 24 Hour Fitness

(1) Our effective economic interest approximates 84% and was funded by the assumption of our share of $68 million of mortgage debt, 632,000 downREIT operating partnership units, and $13 million of cash.

(2) Our effective interest approximates 80% and was funded by the assumption of our share of $19 million of mortgage debt, 58,000 downREIT operating partnership units, and approximately $27 million of cash ($18 million in one closing and $9 million in a second closing). The mortgage debt assumed has a stated interest rate of 5.27% and matures on January 1, 2016.

2014 Disposition - 30% Owned Joint Venture
Date	Property	City/State	GLA	Sales Price	Total Gain	Federal Realty Share of Gain
			(in square feet)	(in millions)	(in millions)	(in millions)
July 24, 2014	Pleasant Shops	Weymouth, MA	131,000	$34.3	$14.5	$4.4

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$223,211	$—	533,000	97%	97%	$48.08	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	80,018		328,000	100%	99%	35.73	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,761		35,000	67%	67%	23.53
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,855		144,000	100%	100%	33.13	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,810		248,000	100%	100%	33.78	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	37,498		119,000	100%	100%	28.12			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	25,782		207,000	91%	91%	26.55			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	33,869		261,000	92%	92%	27.39	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,724		73,000	100%	100%	45.04	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	52,957		389,000	80%	79%	22.11	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,635		236,000	93%	93%	22.86	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(5)	Washington, DC-MD-VA	2011/2013	153,106	75,867	363,000	99%	99%	24.55	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(7)	Washington, DC-MD-VA	2003/2006	82,270		569,000	97%	95%	17.23	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,380		92,000	84%	84%	36.35	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,801		227,000	100%	100%	21.95	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	98,480		299,000	97%	97%	36.93	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike & Rose	(6)	Washington, DC-MD-VA	1982/2007/2012	282,801		92,000	100%	100%	44.96			iPic Theaters / Gap / Gap Kids
Pike 7 Plaza		Washington, DC-MD-VA	1997	36,228		164,000	100%	100%	42.52			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	33,024		265,000	92%	84%	21.86			L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(8)	Washington, DC-MD-VA	2006-2007	49,950	4,508	187,000	88%	87%	29.82			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,844	22,130	N/A	94%	93%	N/A
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,497		49,000	79%	79%	40.60			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,403		109,000	92%	92%	25.04	26,000	L.A. Mart	Talbots / Total Wine
Tyson's Station		Washington, DC-MD-VA	1978	4,520		49,000	95%	95%	42.27	11,000	Trader Joe's
Village at Shirlington	(8)	Washington, DC-MD-VA	1995	59,933	6,491	261,000	95%	95%	34.66	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,526	22,420	84,000	87%	87%	90.51	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,486,883		5,383,000	95%	94%	31.51
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,653		265,000	96%	95%	15.64	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	40,218		295,000	96%	96%	23.18	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,155		268,000	97%	93%	15.35	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	14,298		160,000	97%	97%	20.67	75,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	21,776		219,000	99%	99%	15.93	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,961	25,507	355,000	97%	97%	18.65	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,864		288,000	89%	89%	12.56			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,631		123,000	85%	85%	9.60	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,961		212,000	99%	99%	19.42			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	40,622	25,994	251,000	98%	98%	26.88	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		278,139		2,436,000	96%	95%	18.25
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,120		69,000	100%	100%	39.48			Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	2005/2007	86,735		241,000	98%	86%	22.12	31,000	Sprouts	Rite Aid / Sports Authority

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	168,509		438,000	100%	89%	15.71	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido Promenade	(5)	San Diego, CA	1996/2010	47,064		298,000	98%	98%	23.58			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,881		24,000	100%	100%	36.92
Hollywood Blvd	(5)	Los Angeles-Long Beach, CA	1999	46,949		187,000	99%	99%	30.53	15,000	Fresh & Easy	DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(7)	San Jose, CA	1998	11,608		80,000	100%	100%	31.11	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,822		95,000	98%	97%	37.26			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(5)(9)	Los Angeles-Long Beach, CA	2011	252,559	175,000	380,000	99%	99%	37.88	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	693,563		649,000	98%	97%	49.44			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	78,348		209,000	100%	99%	69.57			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	141,881		637,000	98%	98%	16.11	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	37,216		104,000	98%	97%	44.73			H&M
		Total California		1,626,255		3,411,000	99%	96%	32.64
NY Metro / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,485	26,415	422,000	89%	89%	17.12	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(5)(7)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	46,056	11,500	98,000	94%	94%	33.31			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,132		95,000	95%	95%	28.04	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	79,995		404,000	100%	100%	29.56	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%	100%	61.00			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,113	13,566	134,000	99%	99%	27.77	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,763		279,000	100%	100%	25.66			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	12,382		74,000	93%	93%	26.67			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	69,905		246,000	63%	63%	22.49	54,000	Waldbaum's	Dick’s Sporting Goods / Marshalls
Mercer Mall	(8)	Trenton, NJ	2003	115,724	55,741	501,000	98%	95%	24.25	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
The Grove at Shrewsbury	(5)(7)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	121,537	55,761	192,000	98%	98%	41.94			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	29,972		207,000	99%	99%	21.17	64,000	Pathmark	L.A. Fitness
		Total NY Metro/New Jersey		670,033		2,688,000	94%	93%	26.42
New England
Assembly Row / Assembly Square Marketplace	(6)	Boston-Cambridge-Quincy, MA-NH	2005-2011/ 2013	433,302		657,000	99%	97%	22.49			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx / Legal on the Mystic
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,708	7,074	222,000	100%	100%	11.41	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	35,039		241,000	97%	97%	15.92	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,734		223,000	96%	96%	45.64	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	15.71	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,050		149,000	99%	99%	16.44	50,000	Hannaford	TJ Maxx / HomeGoods

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,901		168,000	100%	100%	11.66	55,000	Super Stop & Shop	Kmart
		Total New England		700,102		1,708,000	99%	98%	21.22
Baltimore
Governor Plaza		Baltimore, MD	1985	26,717		242,000	97%	97%	18.39	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	29,836		395,000	96%	96%	14.23	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(7)	Baltimore, MD	2007	97,628	52,705	298,000	100%	100%	24.07			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,438		32,000	100%	100%	46.75
White Marsh Plaza		Baltimore, MD	2007	25,139		80,000	100%	100%	21.70	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,526		73,000	100%	100%	29.62
		Total Baltimore		233,284		1,120,000	98%	98%	20.30
Chicago
Crossroads		Chicago, IL	1993	31,143		168,000	93%	93%	21.39			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,625		314,000	91%	90%	11.58			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,687		140,000	95%	95%	12.68	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,570		129,000	89%	89%	12.18	77,000	Jewel Osco
		Total Chicago		93,025		751,000	92%	91%	14.14
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,738		130,000	99%	99%	20.62	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008/2014	59,830		194,000	75%	75%	15.53	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011/2014	83,924		374,000	99%	99%	18.83			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		184,492		698,000	92%	92%	18.44
Other
Barracks Road		Charlottesville, VA	1985	60,465	35,985	497,000	97%	97%	24.01	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,417		267,000	91%	91%	12.89	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	27,712		153,000	97%	97%	24.15	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,218		217,000	99%	99%	11.59	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Houston Street		San Antonio, TX	1998	62,075		172,000	93%	93%	24.49			Hotel Valencia / Walgreens
Lancaster	(8)	Lancaster, PA	1980	13,544	4,907	127,000	97%	97%	17.03	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,296	4,941	169,000	98%	98%	17.31			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	84,058		445,000	92%	91%	17.53	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		336,785		2,047,000	95%	95%	18.93

Grand Total				$5,608,998	$626,512	20,242,000	96%	95%	$25.59

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	For purposes of this schedule, "occupied" refers to spaces where the lease term has commenced.
(4)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	The Trust has a controlling financial interest in this property.
(6)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(7)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(8)	All or a portion of the property subject to capital lease obligation.
(9)	Includes a 100% owned, 8.1 acre land parcel being used for The Point redevelopment.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2014

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2014	70	100%	306,860	$33.27	$27.76	$1,691,334	20%	32%	6.9	$3,414,377	$11.13	(7)
3rd Quarter 2014	90	100%	372,693	$35.69	$31.55	$1,542,966	13%	23%	7.4	$11,381,523	$30.54	(7)
2nd Quarter 2014	109	100%	536,819	$34.93	$30.13	$2,572,606	16%	30%	7.3	$9,774,179	$18.21	(7)
1st Quarter 2014	71	100%	328,355	$31.84	$27.01	$1,583,057	18%	29%	7.3	$7,815,348	$23.80	(7)
Total - 12 months	340	100%	1,544,727	$34.12	$29.34	$7,389,963	16%	29%	7.3	$32,385,427	$20.97

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2014	16	23%	125,838	$24.62	$15.62	$1,131,869	58%	65%	10.7	$3,323,715	$26.41	(7)
3rd Quarter 2014	38	42%	177,145	$33.16	$28.85	$763,753	15%	22%	9.0	$11,087,445	$62.59	(7)
2nd Quarter 2014	37	34%	224,858	$32.65	$25.06	$1,706,360	30%	50%	9.0	$9,260,234	$41.18	(7)
1st Quarter 2014	26	37%	176,649	$25.73	$22.16	$629,580	16%	27%	10.2	$7,649,978	$43.31	(7)
Total - 12 months	117	34%	704,490	$29.61	$23.60	$4,231,562	25%	38%	9.5	$31,321,372	$44.46

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2014	54	77%	181,022	$39.28	$36.19	$559,465	9%	22%	5.3	$90,662	$0.50
3rd Quarter 2014	52	58%	195,548	$37.98	$33.99	$779,213	12%	25%	6.2	$294,078	$1.50
2nd Quarter 2014	72	66%	311,961	$36.56	$33.79	$866,246	8%	20%	6.2	$513,945	$1.65
1st Quarter 2014	45	63%	151,706	$38.95	$32.66	$953,477	19%	31%	5.1	$165,370	$1.09
Total - 12 months	223	66%	840,237	$37.91	$34.15	$3,158,401	11%	23%	5.8	$1,064,055	$1.27

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2014					83	343,896		$34.55	7.4	$7,636,392	$22.21
3rd Quarter 2014					108	434,165		$36.22	7.7	$14,045,241	$32.35
2nd Quarter 2014					128	622,916		$35.83	7.7	$11,584,637	$18.60
1st Quarter 2014					78	364,034		$31.62	7.6	$8,445,438	$23.20
Total - 12 months					397	1,765,011		$34.81	7.6	$41,711,708	$23.63

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $0.4 million ($0.86 per square foot) in 4th Quarter 2014, $6.1 million ($11.89 per square foot) in 3rd Quarter 2014, $5.6 million ($7.30 per square foot) in 2nd Quarter 2014, and $5.1 million ($12.38 per square foot) in 1st Quarter 2014 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, Hollywood Boulevard) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2014

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	368,000	3%	$15.28	835,000	10%	$30.22	1,203,000	6%	$25.65
2016	836,000	8%	$17.31	1,071,000	13%	$34.86	1,907,000	10%	$27.17
2017	1,413,000	13%	$16.97	1,188,000	15%	$35.98	2,602,000	14%	$25.65
2018	1,443,000	13%	$14.80	982,000	12%	$39.28	2,425,000	13%	$24.71
2019	1,761,000	16%	$18.26	858,000	11%	$36.18	2,619,000	14%	$24.13
2020	818,000	8%	$17.22	653,000	8%	$36.12	1,471,000	8%	$25.61
2021	706,000	6%	$18.89	523,000	6%	$39.73	1,230,000	6%	$27.76
2022	815,000	7%	$16.56	442,000	5%	$39.74	1,257,000	6%	$24.71
2023	444,000	4%	$21.85	465,000	6%	$37.60	909,000	5%	$29.91
2024	519,000	5%	$17.25	483,000	6%	$41.51	1,002,000	5%	$28.95
Thereafter	1,892,000	17%	$19.07	656,000	8%	$34.98	2,547,000	13%	$23.17
Total (3)	11,015,000	100%	$17.54	8,156,000	100%	$36.46	19,172,000	100%	$25.59

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	78,000	1%	$31.58	583,000	7%	$29.11	661,000	4%	$29.40
2016	62,000	1%	$21.19	523,000	6%	$37.45	585,000	3%	$35.74
2017	210,000	2%	$23.63	620,000	8%	$38.69	831,000	5%	$34.88
2018	297,000	3%	$15.32	491,000	6%	$43.24	788,000	4%	$32.72
2019	429,000	4%	$20.41	487,000	6%	$39.00	916,000	5%	$30.29
2020	143,000	1%	$19.89	491,000	6%	$35.48	634,000	3%	$31.96
2021	185,000	2%	$12.54	629,000	8%	$37.64	815,000	4%	$31.93
2022	135,000	1%	$24.11	517,000	6%	$33.84	652,000	3%	$31.83
2023	348,000	3%	$16.81	455,000	6%	$38.31	803,000	4%	$29.00
2024	283,000	2%	$16.40	472,000	6%	$38.30	754,000	4%	$30.09
Thereafter	8,845,000	80%	$17.22	2,888,000	35%	$35.48	11,733,000	61%	$21.71
Total (3)	11,015,000	100%	$17.54	8,156,000	100%	$36.46	19,172,000	100%	$25.59

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2014.
(3)	Represents occupied square footage as of December 31, 2014.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2014

Overall Portfolio Statistics (1)	At December 31, 2014			At December 31, 2013

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	20,242,000	19,353,000	95.6%	19,544,000	18,714,000	95.8%

Residential Properties (units)	1,500	1,416	94.4%	1,169	1,108	94.8%

Same Center Statistics (1)	At December 31, 2014			At December 31, 2013

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,866,000	16,166,000	95.8%	16,887,000	16,176,000	95.8%

Residential Properties (units)	1,058	1,007	95.2%	1,058	997	94.2%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2014 leased percentage was 98.6% for anchor tenants and 91.8% for small shop tenants.
(4)			Occupied percentage was 94.7% and 95.1% at December 31, 2014 and 2013, respectively and same center occupied percentage was 95.4% and 95.3% at December 31, 2014 and 2013, respectively.
(5)			Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2014

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,258,000	3.11%	898,000	4.44%	15
2	Bed, Bath & Beyond, Inc.	$12,754,000	2.60%	736,000	3.64%	20
3	TJX Companies, The	$12,350,000	2.52%	767,000	3.79%	23
4	Gap, Inc., The	$10,815,000	2.20%	321,000	1.59%	22
5	L.A. Fitness International LLC	$8,332,000	1.70%	371,000	1.83%	9
6	CVS Corporation	$6,780,000	1.38%	189,000	0.93%	16
7	DSW, Inc.	$5,816,000	1.18%	200,000	0.99%	9
8	Home Depot, Inc.	$5,435,000	1.11%	438,000	2.16%	5
9	Best Buy Stores, L.P.	$5,427,000	1.11%	188,000	0.93%	5
10	Barnes & Noble, Inc.	$5,117,000	1.04%	214,000	1.06%	8
11	Michaels Stores, Inc.	$4,636,000	0.94%	266,000	1.31%	11
12	Whole Foods Market, Inc.	$4,425,000	0.90%	167,000	0.83%	4
13	Dick's Sporting Goods, Inc.	$4,375,000	0.89%	206,000	1.02%	5
14	AMC Entertainment Inc.	$4,277,000	0.87%	229,000	1.13%	5
15	Staples, Inc.	$3,800,000	0.77%	178,000	0.88%	9
16	Riverbed Technology, Inc.	$3,705,000	0.75%	83,000	0.41%	2
17	Nordstrom, Inc.	$3,654,000	0.74%	135,000	0.67%	4
18	Ross Stores, Inc.	$3,581,000	0.73%	208,000	1.03%	7
19	Kroger Co., The	$3,528,000	0.72%	311,000	1.54%	7
20	Sports Authority Inc., The	$3,418,000	0.70%	194,000	0.96%	5
21	Wells Fargo Bank, N.A.	$3,298,000	0.67%	51,000	0.25%	14
22	PETsMART, Inc.	$3,246,000	0.66%	150,000	0.74%	6
23	Dress Barn, Inc., The	$3,222,000	0.66%	133,000	0.66%	19
24	Bank of America, N.A.	$3,194,000	0.65%	64,000	0.32%	19
25	A.C. Moore, Inc.	$3,107,000	0.63%	161,000	0.80%	7
	Totals - Top 25 Tenants	$143,550,000	29.24%	6,858,000	33.88%	256

	Total: (1)	$490,882,000	(2)	20,242,000	(3)	2,650

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of December 31, 2014.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
December 31, 2014

	2015 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$209	$214
Net income attributable to noncontrolling interests	(9)	(9)
Gain on sale of real estate	—	—
Depreciation and amortization of real estate & joint venture real estate assets	155	155
Amortization of initial direct costs of leases	13	13
Funds from operations	367	373
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	4	4
Income attributable to unvested shares	(1)	(1)
FFO	$369	$375

Weighted average number of common shares, diluted	70.2	70.2

FFO per diluted share	$5.26	$5.34

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
December 31, 2014
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,369	$4,955	$18,190	$19,030
Other property income	39	39	139	179
	4,408	4,994	18,329	19,209
Expenses
Rental	790	907	3,701	3,516
Real estate taxes	500	636	2,247	2,483
Depreciation and amortization	1,297	1,407	5,678	5,506
	2,587	2,950	11,626	11,505
Operating income	1,821	2,044	6,703	7,704
Interest expense	(522)	(840)	(2,759)	(3,363)
Net income before gain on sale of real estate	1,299	1,204	3,944	4,341
Gain on sale of real estate	—	—	14,507	—
Net income	$1,299	$1,204	$18,451	$4,341

	December 31,
	2014	2013
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$187,507	$210,703
Less accumulated depreciation and amortization	(38,304)	(39,836)
Net real estate	149,203	170,867
Cash and cash equivalents	2,864	2,210
Other assets	5,346	5,668
TOTAL ASSETS	$157,413	$178,745

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$34,385	$56,922
Other liabilities	3,673	4,100
Total liabilities	38,058	61,022
Partners' capital	119,355	117,723
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$157,413	$178,745

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
December 31, 2014
			Stated Interest Rate as of December 31, 2014

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Barcroft Plaza		7/1/2016	5.99%	(a)	20,785
Greenlawn Plaza		7/1/2016	5.90%		13,600
		Total Fixed Rate Debt			$34,385

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2015	$—	$—	$—		—%	—%
2016	—	34,385	34,385		100.0%	100.0%
Total	$—	$34,385	$34,385		100.0%

Notes:

(a)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
December 31, 2014
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage Obligation	GLA	% Leased	% Occupied (1)	Avg Rent PSF (2)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,797	$20,785	100,000	79%	79%	$24.14	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,833		279,000	87%	85%	16.54	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,905		96,000	62%	62%	35.56			CVS
	Total Washington Metropolitan Area		123,535		475,000	80%	80%	21.15
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,761	13,600	106,000	95%	95%	17.38	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,761		106,000	95%	95%	17.38
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,182		123,000	88%	70%	17.10	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,029		116,000	100%	100%	14.70	46,000	Roche Bros.	Burlington Coat Factory
	Total New England		43,211		239,000	94%	85%	15.74
Grand Totals			$187,507	$34,385	820,000	86%	83%	$18.99

Notes:
(1) For purposes of this schedule, "occupied" refers to spaces where the lease term has commenced.
(2) Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2014 and 2013 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Net income	$37,279	$29,603	$172,289	$167,608
Depreciation and amortization	43,411	41,213	170,814	161,099
Interest expense	24,169	24,663	93,941	104,977
Early extinguishment of debt	10,545	9,905	10,545	13,304
Other interest income	(49)	(268)	(94)	(433)
EBITDA	115,355	105,116	447,495	446,555
Gain on sale of real estate	—	—	(4,401)	(28,855)
Adjusted EBITDA	$115,355	$105,116	$443,094	$417,700

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

In addition to FFO, we have also included FFO excluding the "early extinguishment of debt" charges which relate to the early redemption of our 5.65% senior notes and East Bay Bridge mortgage loan in 2014, and our 5.40% senior notes, 5.95% senior notes, and 7.50% mortgage loans in 2013. We believe the unusual nature of these charges, being make-whole payments on the remaining principal and interest on the redeemed notes/mortgages, is worthy of separate evaluation and consequently have provided both relevant metrics.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.